UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:  September 26, 2007
(Date of earliest event reported)
Corning Natural Gas Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning New York (Address of principal executive offices)	14830 (Zip Code)
(607) 936-3755
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 26, 2007, Corning Natural Gas Corporation (the “Company”) filed a Restated Certificate of Incorporation (the “Certificate”) with the New York Secretary of State to (1) authorize 500,000 shares of “blank check” preferred stock, or preferred stock of which the board can fix by resolution the series, number of shares of any series, and the rights, powers, designations, preferences and limitations of any series, (2) eliminate preemptive rights of shareholders of the Company, and (3) add a provision that shareholders may act by less than unanimous written consent. The number of authorized shares of common stock, currently 3.5 million shares, was not changed by the Certificate. The Certificate is attached to this current report on Form 8-K as Exhibit 3.1.
     The Certificate was approved by the Company’s board of directors and shareholders. The Company petitioned the Public Service Commission of the State of New York (the “Commission”) for authorization of the Certificate in accordance with New York Public Service Law and Business Corporation Law, and the Certificate was authorized by the Commission on September 21, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	3.1	Restated Certificate of Incorporation of Corning Natural Gas Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation
By:	/s/ Fi Sarhangi
	Name:	Fi Sarhangi
	Title:	Chief Financial Officer

Dated:  October 2, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Corning Natural Gas Corporation

4